Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
May 24, 2006

TOUCHSTONE SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12969	95-3778226
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1538 Turnpike St., North Andover, Massachusetts	01845
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (978) 686-6468

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 16, 2006 TouchStone Software Corporation, (the "Company") announced that it has acquired the www.driverzone.com website to greatly expand our existing network of technical content web sites and ultimately enhance the visibility of TouchStone’s new DriverAgent on-line device driver update subscription service.

Touchstone acquired the www.driverzone.com website for certain cash consideration. The acquisition includes the domain name and Driverzone.com’s device driver library. Driverzone.com is one of the original device driver resource sites on the Internet and was started in 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHSTONE SOFTWARE CORPORATION (Registrant)

Date: May 24, 2006	By:	/s/ Jason K. Raza
Jason K. Raza, President and CEO

EXHIBIT INDEX

Exhibit	Description

99	Press release dated May 22, 2006